As filed with the Securities and Exchange Commission on May 18, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHARLES & COLVARD, LTD.

(Exact name of registrant as specified in its charter)

North Carolina	56-1928817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

170 Southport Drive

Morrisville, NC 27560

(919) 468-0399

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Suzanne T. Miglucci

President and Chief Executive Officer

Charles & Colvard, Ltd.

170 Southport Drive

Morrisville, NC 27560

(919) 468-0399

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Margaret Rosenfeld

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

Wells Fargo Capitol Center

150 Fayetteville Street, Suite 2300

Raleigh, NC 27601

(919) 821-1220

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, no par value per share
Preferred Stock, no par value per share
Warrants
Units
Total			$25,000,000	$3,113

(1)	An indeterminate amount of common stock, preferred stock, warrants to purchase common stock or preferred stock, and units consisting of any combination of the foregoing types of securities are being registered hereunder for possible issuance from time to time at indeterminate prices, but in no event will the aggregate offering price exceed $25,000,000 or the equivalent thereof in one or more foreign currencies, composite currencies or currency units. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amount of common stock, preferred stock and/or units as may be issued upon conversion of or exchanged for preferred stock and upon exercise of warrants or pursuant to anti-dilution provisions of any such securities. No separate consideration will be received for any securities registered hereunder that are issued upon conversion of, or in exchange for, or upon exercise of, as the case may be, convertible or exchangeable securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.
(3)	The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MAY 18, 2018

PROSPECTUS

Charles & Colvard, Ltd.

$25,000,000

Common Stock

Preferred Stock

Warrants

Units

From time to time, we may offer and sell the following securities with an aggregate offering price of up to $25,000,000 in amounts, at prices and on terms described in one or more supplements to this prospectus: (i) shares of common stock, (ii) shares of preferred stock, (iii) warrants to purchase shares of common stock or preferred stock, and (iv) units consisting of any combination of the foregoing types of securities.

This prospectus describes some of the general terms that may apply to an offering of the securities. The specific terms and any other information relating to a specific offering will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference into this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with a specific offering. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectuses that we have authorized for use in connection with a specific offering, as well as any documents incorporated by reference in this prospectus, before you invest.

We may offer and sell the securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any agents or underwriters are involved in the sale of any of the securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The supplements to this prospectus will provide the specific terms of the plan of distribution. The net proceeds we expect to receive from sales by us will be set forth in the applicable prospectus supplement.

Our common stock is traded on the Nasdaq Capital Market and is quoted under the symbol CTHR. On May 16, 2018, the last reported sale price of our common stock was $1.23 per share.

As of May 16, 2018, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $26,617,007, which was calculated based on 17,744,671 shares of our outstanding common stock held by non-affiliates and a price of $1.50 per share, the last reported sale price for our common stock on May 2, 2018. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period unless our public float subsequently rises to $75.0 million or more. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 2 and those contained in the applicable prospectus supplement and in any related free writing prospectuses that we have authorized for use in connection with a specific offering and in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2018.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell any combination of the securities referred to herein from time to time and in one or more offerings as described herein up to a maximum aggregate offering price of $25,000,000. Each time that we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus and the prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Charles & Colvard,” “the Company,” “we,” “our” and “us” in this prospectus, we mean Charles & Colvard, Ltd., a North Carolina corporation, unless otherwise specified. References to our “common stock” refer to the common stock, no par value per share, of Charles & Colvard, Ltd.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this prospectus and the information it incorporates by reference may contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All information relative to expressing expectations regarding our future and projections relating to products, sales, revenues, and earnings, as well as other statements containing words such as “believe,” “project,” “may,” “will,” “anticipate,” “target,” “plan,” “estimate,” “expect” and “intend” and other similar expressions constitute forward-looking statements. These forward-looking statements are subject to business, economic and other risks and uncertainties, both known and unknown, and actual results may differ materially from those contained in the forward-looking statements. Examples of risks and uncertainties that could cause actual results to differ materially from historical performance and any forward-looking statements include, but are not limited to, the risks described under the heading “Risk Factors” on page 2 of this prospectus, in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, as well as any subsequent filings with the SEC. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectuses that we have authorized for use in connection with this offering, together with the information incorporated herein or therein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

1

ABOUT CHARLES & COLVARD, LTD.

Charles & Colvard manufactures, markets and distributes Charles & Colvard Created Moissanite® (hereinafter referred to as moissanite or moissanite jewels) and finished jewelry featuring moissanite for sale in the worldwide jewelry market. Moissanite, also known by its chemical name silicon carbide, or SiC, is a rare mineral first discovered in a meteorite crater. Because naturally occurring SiC crystals are too small for commercial use, larger crystals must be grown in a laboratory. We sell loose moissanite jewels and finished jewelry at wholesale prices to distributors, manufacturers, retailers, television shopping networks and designers, including some of the largest distributors and jewelry manufacturers in the world. Our finished jewelry and loose moissanite jewels that are mounted into fine jewelry by other manufacturers are sold at retail outlets and via the Internet. We sell at retail prices to end consumers through our wholly owned operating subsidiary, charlesandcolvard.com, LLC, third-party online marketplaces, drop-ship and other pure-play, exclusively e-commerce outlets.

We were incorporated under the laws of the State of North Carolina in 1995. Our principal executive offices are located at 170 Southport Drive, Morrisville, North Carolina 27560, and our telephone number is (919) 468-0399. Our Internet address is www.charlesandcolvard.com. The information on our website is not incorporated by reference into this prospectus, and you should not consider it part of this prospectus.

RISK FACTORS

An investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement is speculative and involves a high degree of risk. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. If any of the risks actually occur, our business, results of operations, financial condition and cash flows could be materially adversely affected, the trading price of our common stock could decline significantly, and you might lose all or part of your investment. You should also refer to our financial statements and the notes to those statements, which are incorporated by reference in this prospectus. For more information, see “Where You Can Find More Information.”

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital and general corporate purposes, including, among other things, capital expenditures.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our strategic initiatives, technological advances and the competitive environment for our products. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our Restated Articles of Incorporation, which we will refer to hereafter as our Articles of Incorporation, our Amended and Restated Bylaws, which we will refer to hereafter as our Bylaws, and applicable provisions of law. We have summarized certain portions of the Articles of Incorporation and Bylaws below. The summary is not complete and is qualified in its entirety by reference to the Articles of Incorporation and Bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the Articles of Incorporation and Bylaws for the provisions that are important to you.

2

Our authorized capital stock consists of 50,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock in one or more series, no par value per share. As of May 16, 2018, there were 21,575,673 shares of our common stock outstanding held of record by 240 shareholders. In addition, there are outstanding options, warrants and rights to acquire up to an additional 2,453,919 shares of common stock. As of May 16, 2018, there were no shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. An election of directors by our shareholders shall be determined by a plurality of the votes cast by the shareholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared and paid by our board of directors, subject to such funds being legally available for the payment of dividends and any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available for distribution to shareholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are, and the shares offered by us in this offering will be, when issued and paid for, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

The transfer agent for our common stock is American Stock Transfer & Trust Company, LLC. Our common stock is traded on the Nasdaq Capital Market and is quoted under the symbol CTHR.

Preferred Stock

Under the terms of our Articles of Incorporation, our board of directors is authorized to provide for the issuance of shares of preferred stock in one or more series without shareholder approval. Our board of directors has the discretion to determine the preferences, limitations and relative rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The preferred stock may have voting or conversion rights that could have the effect of restricting dividends on our common stock, diluting the voting power of our shares of common stock, impairing the rights of our common stock in the event of our dissolution, liquidation or winding-up or otherwise adversely affecting the rights of holders of our common stock. The holders of preferred stock are not entitled to vote at any meeting of shareholders, except as otherwise provided in the rights and restrictions attached to the shares by our board of directors.

We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and any applicable prospectus supplements in one or more articles of amendment to our Articles of Incorporation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any articles of amendment to our Articles of Incorporation that describe the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplements (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete articles of amendment to our Articles of Incorporation that contain the terms of the applicable series of preferred stock.

Anti-Takeover Effects of North Carolina Law and Our Articles of Incorporation and Bylaws

Our Articles of Incorporation and Bylaws contain provisions that will make it more difficult for our existing shareholders to replace our board of directors as well as for another party to obtain control of the Company by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing shareholders or another party to effect a change in management or could otherwise impede the success of any attempt to change the control of the Company.

3

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in control of the Company or management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Authorized but Unissued Stock. Our Articles of Incorporation authorize the issuance of a significant number of shares of common stock and preferred stock. A large quantity of authorized but unissued shares may deter potential takeover attempts because of the ability of our board of directors to authorize the issuance of some or all of these shares to a friendly party, or to the public, which would make it more difficult for a potential acquirer to obtain control of the Company. This possibility may encourage persons seeking to acquire control of the Company to negotiate first with our board of directors.

Our authorized but unissued shares of preferred stock could also have anti-takeover effects. Under certain circumstances, any or all of the preferred stock could be used as a method of discouraging, delaying or preventing a change in control or management of the Company. For example, our board of directors could designate and issue a series of preferred stock in an amount that sufficiently increases the number of outstanding shares to overcome a vote by the holders of common stock, or with rights and preferences that include special voting rights to veto a change in control. The preferred stock could also be used in connection with the issuance of a shareholder rights plan, sometimes referred to as a “poison pill.” Our board of directors is able to implement a shareholder rights plan without further action by our shareholders.

Use of our preferred stock in the foregoing manner could delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors or the assumption of control by shareholders, even if these actions would be beneficial to our shareholders. In addition, the existence of authorized but unissued shares of preferred stock could discourage bids for the Company even if such bid represents a premium over our then-existing trading price.

No Written Consent of Shareholders. Our Articles of Incorporation provide that shareholders may not act by written consent. As a result, any shareholder action is required to be taken at a duly called meeting of shareholders, which may make it more difficult for a potential acquirer to accomplish its objectives.

No Cumulative Voting. Because our shareholders do not have cumulative voting rights, our shareholders holding a majority of the voting power of our shares of common stock outstanding will be able to elect all of our directors.

Special Meetings of Shareholders. Our Bylaws provide that special meetings of shareholders may be called only by our president or by our board of directors. Shareholders are not permitted to call a special meeting of shareholders or to require that our president or our board of directors request the calling of a special meeting of shareholders. These provisions may make a change in control of the Company more difficult by delaying shareholder actions to elect directors until the next annual shareholder meeting.

Advance Notice Requirement. Shareholder proposals to be brought before an annual meeting of our shareholders must comply with advance notice procedures. These advance notice procedures require timely notice and apply in several situations, including shareholder proposals relating to the nomination of persons for election to our board of directors. Generally, to be timely, notice must be delivered to or mailed and received at our principal executive offices not less than 60 nor more than 90 days prior to the first anniversary of the notice date in our proxy statement for the previous year’s annual meeting of shareholders. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

4

Election and Removal of Directors; Filling Vacancies. Our Bylaws permit vacancies in our board of directors to be filled by our board of directors, or in the event that the remaining directors in office constitute fewer than a quorum of the board of directors, by the affirmative vote of a majority of the remaining directors or by a plurality of the votes cast at a meeting of shareholders. Given that a special shareholder meeting may only be called by our president or by our board of directors and that shareholders may not act by written consent, effectively only the board of directors may fill vacancies.

While we do not currently have a classified board, our Bylaws provide that at any time that we have nine or more directors, the directors will be divided into three classes, as nearly equal in number as possible. As a result, if we have nine or more directors, only one class of directors will be elected at each annual meeting of shareholders, with the other classes continuing for the remainder of their respective three-year terms. The classification of our board of directors and provisions described above may have the effect of delaying or preventing changes in our control or management.

Shareholder Approval of Certain Business Combinations. Our Articles of Incorporation contain a supermajority vote provision requiring approval of two-thirds in interest of our issued and outstanding voting shares for certain business combinations involving significant beneficial owners, or Interested Shareholders, such as a merger, unless (i) the business combination has been approved by at least two-thirds of the directors serving on the date the supermajority provisions of the articles of incorporation were adopted by our shareholders, or directors who have been nominated by us to directly succeed such a director or to join the board of directors, or the Continuing Directors, and, if deemed advisable by a majority of the Continuing Directors, the Board has obtained an opinion of a reputable investment banking firm stating that the financial terms of such business combination are fair from a financial point of view to the holders of our voting shares, or (ii) all of the following conditions are satisfied: (A) the consideration to be received by the shareholders is cash or in the same form as previously paid by or on behalf of any Interested Shareholder in connection with its direct or indirect acquisition of beneficial ownership of any shares of common stock, (B) the aggregate amount of the cash and the fair market value of consideration other than cash to be received per share by holders of common stock in any business combination is at least equal to the greater of (1) the fair market value per share of common stock on the date of the first public announcement of the proposal of a business combination, or the Announcement Date, or on the date on which the Interested Shareholder became an Interested Shareholder, whichever is higher, multiplied by the ratio of (a) the highest per share price paid by the Interested Shareholder for any shares of common stock acquired by it within the two-year period immediately prior to the Announcement Date to (b) the fair market value per share of common stock on the first day in such two-year period on which the Interested Shareholder acquired any shares of common stock, or (2) the highest per share price paid by such Interested Shareholder in acquiring any of our common stock; and (C) after becoming an Interested Shareholder and prior to the consummation of any business combination, (1) such Interested Shareholder must not have acquired any newly issued shares of capital stock, directly or indirectly, from us (except upon conversion of convertible securities acquired by it prior to becoming an Interested Shareholder or upon compliance with the supermajority provisions of the Articles of Incorporation or as a result of a pro rata stock dividend or stock split) and (2) such Interested Shareholder must not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by us, or made any significant changes in our business or equity capital structure.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

5

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the series. Those terms may include:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the terms of the securities issuable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities issuable upon exercise of such warrants may be acquired;

•	the dates on which the right to exercise such warrants will commence and expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security or principal amount of such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations. Holders of warrants will not be entitled to vote, consent or receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or exercise any rights as stockholders of the Company.

Each warrant will entitle the holder thereof to purchase such number of shares of common stock or preferred stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrant(s).

6

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. We urge you to read the prospectus supplements (and any related free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprised in the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprised in the units will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices;
•	at negotiated prices; or
•	at varying prices determined at the time of sale.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

7

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If any applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

8

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

LEGAL MATTERS

The validity of our securities issuable hereunder and certain other legal matters will be passed upon for us by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP, Raleigh, North Carolina. As of the date of this Registration Statement, certain current individual attorneys with Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. beneficially own an aggregate of 72,237 shares of our common stock.

EXPERTS

The consolidated financial statements as of December 31, 2017 and 2016 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance upon the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Information we file with the SEC can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.charlesandcolvard.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

9

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 9, 2018;

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2018, filed with the SEC on May 9, 2018;

•	Our Current Report on Form 8-K filed with the SEC on February 1, 2018; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 7, 1997, and any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by Charles & Colvard pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold and also between the date of the registration statement that contains this prospectus and prior to effectiveness of such registration statement, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.   However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including without limitation any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this prospectus.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference herein. All requests for such information should be sent to the attention of Investor Relations, Charles & Colvard, Ltd., 170 Southport Drive, Morrisville, North Carolina 27560 or made via telephone at (919) 468-0399.

10

$25,000,000

Common Stock

Preferred Stock

Warrants

Units

PROSPECTUS

Part II

Information Not Required in the Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC registration fee.

SEC registration fee	$3,113
FINRA filing fee	*
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Blue Sky, qualification fees and expenses	*
Transfer agent fees and expenses	*
Warrant agent fees and expenses	*
Miscellaneous	*
Total	$3,113

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act, or the NCBCA, permit a corporation to indemnify its directors, officers, employees, or agents under either or both a statutory or non-statutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee, or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending, or completed legal action, suit, or proceeding, whether civil, criminal, administrative, or investigative, because such person is or was a director, officer, agent, or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee (i) conducted himself in good faith, (ii) reasonably believed (A) that his conduct in his official capacity with the corporation was in the best interests of the corporation or (B) that in all other cases his conduct at least was not opposed to the corporation’s best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director, officer, employee or agent has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel, or the shareholders in accordance with Section 55-8-55. A corporation may not indemnify a director, officer, agent, or employee under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director, officer, agent, or employee was adjudged liable to the corporation or in connection with a proceeding in which a director, officer, agent, or employee was adjudged liable on the basis of having received an improper personal benefit.

In addition to, and separate and apart from the indemnification described above under the statutory scheme, Section 55-8-57 of the NCBCA permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees, or agents against liability and expenses (including counsel fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in any of such capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses such person may incur on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation.

Our Bylaws provide for indemnification, to the fullest extent from time to time permitted by law, of any person who at any time serves or has served as a director or officer of the Company, or, at our request, is or was serving as a director or officer of another entity in the event such person is made, or is threatened to be made, a party to any threatened, pending, or completed civil, criminal, administrative, or investigative action, suit, or proceeding, and any appeal of such an action, whether or not brought by or on behalf of the Company, seeking to hold such person liable by reason of the fact that he or she is or was acting in such capacity.

The rights of indemnification found in our Bylaws cover:

•	reasonable expenses, including without limitation all attorneys’ fees actually incurred by such person in connection with any action, suit or proceeding;

•	payments in satisfaction of any judgment, money decree, fine, penalty or settlement; and

•	all reasonable expenses incurred in enforcing such person’s indemnification rights.

Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation, unless limited by its articles of incorporation, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party because he is or was a director or officer of the corporation against reasonable expenses incurred in connection with the proceeding. Unless a corporation’s articles of incorporation provide otherwise, a director or officer also may apply for and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56.

Finally, Section 55-8-57 of the NCBCA provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation against liability asserted against or incurred by such person, whether or not the corporation is otherwise authorized by the NCBCA to indemnify such party. Our directors and officers are currently covered under directors’ and officers’ insurance policies maintained by the Company. Our Articles of Incorporation do not limit the personal liability of directors for monetary damages for breaches of duty as a director.

In addition, we have also entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreement requires the Company to indemnify the indemnitee against liability and expenses in any threatened, pending, or completed action, suit, or proceeding arising out of such indemnitee’s present or former status as an officer or director of the Company to the fullest extent permitted by law in effect as of the date of the agreement or to such greater extent as applicable law may subsequently permit. The indemnification agreement further requires the Company to advance expenses incurred in connection with any threatened, pending, or completed action, suit, or proceeding if requested by the indemnitee. The indemnification agreement also includes an undertaking by the indemnitee to reimburse the Company for any amounts advanced if it is ultimately determined that indemnification is not appropriate. The rights provided in the indemnification agreement are in addition to rights provided in our Bylaws, Articles of Incorporation, and the NCBCA.

The limitations of liability and indemnification provisions in our Articles of Incorporation, Bylaws and indemnification agreements may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit our stockholders and us. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits

The following exhibits have been or are being filed herewith and are numbered in accordance with Item 601 of Regulation S-K:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement

3.1	Restated Articles of Incorporation of Charles & Colvard, Ltd. (incorporated herein by reference to Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 2004)

3.2	Bylaws of Charles & Colvard, Ltd., as amended and restated, effective May 19, 2011 (incorporated herein by reference to Exhibit 3.1 to our Current Report on Form 8-K, as filed with the SEC on May 24, 2011)

4.1	Specimen Certificate of Common Stock (incorporated herein by reference to Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 1998)

4.2*	Form of Articles of Amendment Establishing a Series of Preferred Stock

4.3*	Form of Preferred Stock Certificate

4.4*	Form of Warrant Agreement (including form of warrant certificate)

4.5*	Form of Unit Agreement (including form of unit)

5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

23.1	Consent of BDO USA, LLP

23.2	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page)

*	If applicable, to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any acts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for purposes of determining any liability under the Securities Act:

(i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Morrisville, State of North Carolina, on May 18, 2018.

CHARLES & COLVARD, LTD.

By:	/s/ Suzanne T. Miglucci
Suzanne T. Miglucci
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Suzanne T. Miglucci and Clint J. Pete, and each of them individually, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, making such changes in this Registration Statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Suzanne Miglucci	Director, President and Chief Executive Officer	May 18, 2018
Suzanne Miglucci

/s/ Clint J. Pete	Chief Financial Officer	May 18, 2018
Clint J. Pete	(Principal Financial Officer and Chief Accounting Officer)

/s/ Neal I. Goldman	Chairman of the Board of Directors	May 18, 2018
Neal I. Goldman

/s/ Anne M. Butler	Director	May 18, 2018
Anne M. Butler

/s/ Benedetta Casamento	Director	May 18, 2018
Benedetta Casamento

/s/ Jaqui Lividini	Director	May 18, 2018
Jaqui Lividini

/s/ Ollin B. Sykes	Director	May 18, 2018
Ollin B. Sykes